FIRST AMENDMENT TO LETTER AGREEMENT

FOR EXPLORATION AND DEVELOPMENT AND JOINT VENTURE

THIS FIRST AMENDMENT TO LETTER AGREEMENT FOR EXPLORATION AND DEVLEOPMENT AND MINING JOINT VENTURE (the "First Amendment") is made and entered into effective April 25, 2006, by and among Miranda Gold Corp., a British Columbia corporation ("Miranda"), Miranda U.S.A., Inc., a Nevada corporation and wholly-owned subsidiary of Miranda ("MUI") and Placer Dome U.S. Inc., a California corporation ("PDUS").

RECITALS

A. Miranda, MUI and PDUS are parties to that Binding Letter Agreement for Exploration and Development and Mining Joint Venture on the Fuse East Project, Eureka County, Nevada dated September 28, 2005 (the "Exploration Agreement").

B. Miranda, MUI and PDUS desire to amend certain terms of the Exploration Agreement as set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and of which are hereby acknowledged and confirmed, Miranda, MUI and PDUS agree to amend the Exploration Agreement as follows:

1. Second sentence of Paragraph II.C on page 3 of the Exploration Agreement is hereby deleted and revised to read in its entirety as follows:

> Other than the obligation to incur at least $175,000 in Work Expenditures by the end of the second annual period ending on September 28, 2007, which is a firm commitment of PDUS, PDUS shall have no obligation to incur any Work Expenditures and, at its sole discretion, shall have the right to terminate this letter agreement (and its right to acquire an interest in the Property) at any time during the Earn-in Period.

2. Paragraph II.C.1. of the Exploration Agreement is hereby revised to read in its entirety as follows:

> 1. The amounts of Work Expenditures required to be made on or for the benefit of the Property in order for PDUS to keep this letter agreement in force and effect and retain the Acquisition Right are set forth in the following schedule (all amounts set forth below and elsewhere in this letter agreement are in U.S. dollars):
>
> (a) $175,000 (which is a firm commitment, as set forth above) during the period from September 28, 2005 through September 28, 2007;
>
> (b) $200,000 (optional) during the period from September 28, 2007 through

September 28, 2008;

(c) $402,500 (optional) during the period September 28, 2008 through September 28, 2009; and

(d) $1,000,000 (optional) during the period from September 28, 2009 through September 28, 2010.

3. As specifically amended pursuant to this First Amendment, the parties hereby acknowledge, agree and confirm that all of the terms and conditions of the Exploration Agreement are in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment effective as of the date set forth above.

Miranda Gold Corp.

By______________________________
Kenneth D. Cunningham, President

Miranda U.S.A. Inc.

By______________________________
Kenneth D. Cunningham, President

Placer Dome U.S. Inc.

By______________________________

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